UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2020

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2020, Zosano Pharma Corporation (the “Company”) entered into that certain First Amendment to Lease Documents (the “Amendment”) with Trinity Funding 1, LLC (as successor in interest to Trinity Capital Fund III, L.P.), which, among other things, provides for an interest-only period under that certain Master Lease Agreement, dated as of September 25, 2018, from May 2020 through October 2020, with amortization payments commencing November 1, 2020, and amends the end-of-term options such that the Company may purchase the equipment at 12% of equipment cost at the end of the original term, without extension options beyond the initial term.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Lease Documents, dated May 27, 2020, by and between the Company and Trinity Funding 1, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2020	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Christine Matthews
Chief Financial Officer